QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the inclusion in this Registration Statement of Plymouth Industrial REIT, Inc. (formerly Plymouth Opportunity REIT, Inc.) on Form S-11 of our report dated April 15, 2014 with respect to our audit of the consolidated financial statements of Plymouth Opportunity REIT, Inc. as of December 31, 2013 and for the year then ended which report appears in the Prospectus, which is part of this Registration Statement.

        We also consent to the inclusion of a) our report dated June 9, 2014 with respect to our audit of the Combined Statement of Revenues and Certain Expenses of Garrity Malkin Industrial Partners I Portfolio for the year ended December 31, 2013, b) our report dated June 9, 2014 with respect to our audit of the Statement of Revenues and Certain Expenses of Edlen Peachtree & CH Peachtree Property for the period May 20, 2013 to December 31, 2013, c) our report dated June 6, 2014 with respect to our audit of the Combined Statement of Revenues and Certain Expenses of Venture One Portfolio for the year ended December 31, 2013, and d) our report dated June 6, 2014 with respect to our audit of the Statement of Revenues and Certain Expenses of Perseus Portfolio for the year ended December 31, 2013. These reports appear in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our Firm under the headings "Experts," "Summary Selected Financial Information," and "Selected Financial Information" in such Prospectus.

/s/ Marcum LLP Marcum LLP
Needham, Massachusetts June 16, 2014

QuickLinks

  Exhibit 23.3
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT